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                                                            Exhibit 10.14

                                     MEMORANDUM

This Memorandum made and entered into the 5th day of January, 1998 by and between NeoMagic Corporation, a company organized and existing under the laws of California, U.S.A. (hereinafter referred to as "NMC"), and Mitsubishi International Corporation, a company organized and existing under the laws of New York, U.S.A. (herinafter referred to as "MIC"), regarding modifications and amendments to the Agreement made and entered into the 20th day of November 1995, and between the parties hereto (hereinafter referred to as "ORIGINAL AGREEMENT").

                                    WITNESSETH:

It is mutually agreed as follows:

1.   The Subsection 3.a. of the ORIGINAL AGREEMENT shall be modified as follows:

     3.  TERMS OF PAYMENT

         a. Payment to be made by NMC to MIC shall be net 30 days after the delivery of Products from Foundries, beginning with deliveries after January 31, 1998.

2.   The Subsection 4.b. of the ORIGINAL AGREEMENT shall be modified as follows:

     4.   COMMISSION

          b.

          (1) The commission rate shall be 1.50% minus one sixth of Mitsubishi Corporation's internal Interest rate (hereinafter referred to as "MC's Interest Rate") of the purchase price of Products from Foundries to MIC for the shipments from January 1, 1998 to June 30, 1998.

          (2) The Commission rate shall be 1.25% minus one sixth of MC's Interest Rate of the purchase price of Products from Foundries to MIC for the shipments after July 1, 1998.

          (3) MC's Interest Rate shall be adjusted subject to the Japanese financial market situation, but higher that Japanese Yen London Inter-Bank Bid Rate (LIBID)as published in the Nikkei Newspaper on the date of the invoice.

          (4) If there is a need to change the commission rate, the rate shall be reviewed and determined by written mutual agreement between NMC and IC form time to time at the request of either party.

IN WITNESS WHEREOF, the parties have hereunto executed this Memorandum on the date first above written.

Mitsubishi International Corp.               NeoMagic Corporation
/s/ MASAYOSHI HIRANO                         /s/ PRAKASH AGARWAL
---------------------------------            --------------------------------
By:    Masayoshi Hirano                        By:    Prakash Agarwal
Title: General Manager                         Title: President and Chief
Date:  January 5, 1998                                Executive Officer
                                               Date:  January 5, 1998